UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2009

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

¨	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 8.01	Other Events.

On June 3, 2009, the Company announced today that the Special Committee of Independent Directors of Alico’s Board of Directors, which was constituted to investigate the allegations of a shareholder derivative action previously filed by Baxter Troutman, has completed its investigation and determined that it would not be in Alico’s best interest to pursue such litigation.  Accordingly, the Company has filed a motion to dismiss the litigation based upon the findings of the Special Committee of independent directors.   A copy of the report has been filed with the Court, and it and the other pleadings in the case are available from the Clerk of the Circuit in Polk County Florida by reference to the matter of Baxter G. Troutman, Plaintiff, vs. John R. Alexander, John D. Alexander, Defendants, and Alico, Inc. Nominal Defendant, Case No. 08-CA-10178 Circuit Court, 10th Judicial Circuit, Polk County, Florida.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

The following exhibits are included with this Report:

Exhibit 99	(1)	Press release announcing Alico Special Committee for Troutman Litigation Issues Report which Determines that it is not in Alico's Best Interest to Pursue the Derivative Litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: June 3, 2009	By:	/s/ Steve Smith
Steve Smith
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit 99	(1)	Press release announcing Alico Special Committee for Troutman Litigation Issues Report which Determines that it is not in Alico's Best Interest to Pursue the Derivative Litigation.